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SCHEDULE I - MARKETABLE SECURITIES - OTHER INVESTMENTS


COLUMN A                  COLUMN B                 COLUMN C                  COLUMN D                 COLUMN E
- --------                  --------                 --------                  --------                 --------
                                                                                                      AMOUNT AT WHICH EACH
                                                                                                      PORTFOLIO OF EQUITY
                                                                                                      SECURITY ISSUES AND EACH
NAME OF ISSUER            NUMBER OF SHARES OR                                MARKET VALUE OF          OTHER SECURITY ISSUE
AND TITLE OF              UNITS-PRINCIPAL AMOUNT                             EACH ISSUE AT            CARRIED IN THE BALANCE
EACH ISSUE                OF BONDS AND NOTES       COST OF EACH ISSUE        BALANCE SHEET DATE       SHEET
- ------------------        ------------------       ------------------        ------------------       ------------------

As of December, 1993
- --------------------

Notes and Commercial
Paper:

GMAC                     $  46,000,000            $  47,555,000             $  46,216,000            $  46,216,000
GE Corp.                    26,500,000               26,500,000                26,500,000               26,500,000
Treasury Note                9,000,000                9,202,000                 9,059,000                9,059,000
Ford                         7,500,000                7,710,000                 7,544,000                7,544,000
IBM                          4,000,000                4,004,000                 4,001,000                4,001,000
Wachovia Corp.               2,000,000                2,000,000                 2,000,000                2,000,000
                           ------------             ------------              ------------             ------------
Total short-term
   investment            $  95,000,000            $  96,971,000             $  95,320,000            $  95,320,000
                           ============             ============              ============             ============
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